UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2004

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Item 2.	Acquisition or Disposition of Assets.

          Pursuant to an Asset Purchase Agreement dated October 2, 2003, as amended, by and among United Distribution Group, L.L.C. ("United Distribution"), United Properties Group, L.L.C. ("United Properties") (United Distribution and United Properties are referred to together as "Buyer") and United Wholesale Grocery Company ("United Wholesale"), United Wholesale agreed to sell to Buyer substantially all of its assets used in its business of owning and operating over-the-counter cash-and-carry stores for the sale of cigarettes, cigars, tobacco, tobacco products, candy, food and other products to convenience store customers (the "Business"). United Wholesale is a wholly owned subsidiary at Spartan Stores, Inc. ("Spartan Stores"). The sold assets included real property, tangible personal property, inventory, accounts receivable, equipment, software, certain contracts, governmental authorizations, data and records, intangible rights and property, goodwill and leases described in the Asset Purchase Agreement. See Exhibit 2.1. The transactions contemplated by the Asset Purchase Agreement were completed on January 26, 2004.

          After applying the adjustments specified in the Asset Purchase Agreement at the closing, the aggregate purchase price for the Business assets was $17.5 million, which was paid in cash at the closing. The purchase price is subject to further adjustment, as described in the Asset Purchase Agreement and as otherwise agreed by the parties. Spartan Stores' distribution operation and the Buyer have entered into a continuing supply agreement. The terms of the Asset Purchase Agreement and the supply agreement were arrived at through arms-length negotiations between the parties.

          The net proceeds of $17.4 million were used to reduce bank debt and pay other operating liabilities.

          To Spartan Stores' knowledge, before this transaction, there were no material relationships between Spartan Stores, any of its affiliates (including United Wholesale) or any of Spartan Stores' directors or officers, or associates of such directors and officers, on one hand, and the Buyer, on the other hand.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

	(a)	Financial Statements of Businesses Acquired. Not applicable.

	(b)	Pro Forma Financial Information. Unaudited pro forma financial information is filed as Exhibit 99.1 hereto and is here incorporated by reference.

	(c)	Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

2.1

Asset Purchase Agreement dated October 2, 2003, as amended by Amendments One, Two, Three and Four, by and among United Wholesale Grocery Company, United Distribution Group, L.L.C. and United Properties Group, L.L.C. Previously filed as an exhibit to Spartan Stores' Quarterly Report on Form 10-Q for the quarter ended January 3, 2004. Here incorporated by reference.

99.1	Unaudited pro forma financial information.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2004	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1

Asset Purchase Agreement dated October 2, 2003, as amended by Amendments One, Two, Three and Four, by and among United Wholesale Grocery Company, United Distribution Group, L.L.C. and United Properties Group, L.L.C. Previously filed as an exhibit to Spartan Stores' Quarterly Report on Form 10-Q for the quarter ended January 3, 2004. Here incorporated by reference.

99.1	Unaudited pro forma financial information.